Ghost Tequila

Invest $99.20 minimum investment

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

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Introducing Ghost Tequila

GT Spirits produces Ghost Tequila in Mexico and sells it to wholesalers in the US and internationally.

1. Ghost expects to focus on select US/International markets to achieve dense growth and brand awareness.
2. As the brand grows, sales also grow, leading to a higher future value. Our goal is to use the funds raised to grow the company to a point where it's generating enough cash to support continued growth.
3. The team is made up of notable industry veterans and sales staff that understand the market and the relationships necessary to achieve solid growth and market penetration.
4. Tequila is the fastest growing category in the US and the spicy cocktail is one of the hottest trends.
5. We want to capture/brand the spicy cocktail trend and help grow the subcategory in tequila.

Learn more about Ghost Tequila at http://ghosttequila.com.

Be a Part of Ghost Tequila

This is an offering of Common Stock, under registration exemption 4(a)(6), in GT Spirits Inc, doing business as Ghost Tequila. This offering must raise at least $10,000 by April 27, 2019 at 12:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Ghost Tequila may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

$212,887 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

35,809,950 shares × $0.31 per share
= $11,101,085 implied valuation

Financials

Ghost Tequila's official name is GT Spirits Inc, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

Ghost Tequila's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on February 27, 2019
- Form C/A on April 15, 2019

Ask Ghost Tequila a Question

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.